                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]

Filed by the Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE PEOPLES BANCTRUST COMPANY, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------


     2.  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------


     4.  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


     5.  Total fee paid:

         -----------------------------------------------------------------------

     Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:

     ---------------------------------------------------------------------------


2.   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------


3.   Filing Party:

     ---------------------------------------------------------------------------


4.   Date Filed:

     ---------------------------------------------------------------------------

       [LETTERHEAD OF THE PEOPLES BANCTRUST COMPANY, INC. APPEARS HERE]


                                 March 17, 2000



Dear Shareholder:

     We invite you to attend the 2000 Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 11, 2000 at 5:30 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1999.

     YOUR VOTE IS IMPORTANT.  On behalf of the Board of Directors, we urge
     -----------------------
you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call the Company's Secretary, M. Scott Patterson, or me at (334) 875-1000.

     Thank you for your cooperation and continuing support.

                                                   Sincerely,



                                                   Richard P. Morthland
                                                   Chairman of the Board
                                                     and Chief Executive Officer

       [LETTERHEAD OF THE PEOPLES BANCTRUST COMPANY, INC. APPEARS HERE]


--------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ON APRIL 11, 2000
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of The Peoples BancTrust Company, Inc. (the "Company") will be held on Tuesday, April 11, 2000 at 5:30 p.m., local time, at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama for the following purposes:

     (1)  To elect fourteen directors of the Company; and

     (2) To transact other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                   By Order of the Board of Directors



                                   M. Scott Patterson
                                   Secretary

Selma, Alabama
March 17, 2000

________________________________________________________________________________

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

________________________________________________________________________________

       [LETTERHEAD OF THE PEOPLES BANCTRUST COMPANY, INC. APPEARS HERE]

                              ___________________

                                PROXY STATEMENT
                      ANNUAL MEETING OF THE SHAREHOLDERS

                                April 11, 2000

                              ___________________

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to shareholders of The Peoples BancTrust Company, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of the Shareholders (the "Annual Meeting"), to be held on Tuesday, April 11, 2000 at 5:30 p.m., local time, at the main office of The Peoples Bank and Trust Company (the "Bank"), 310 Broad Street, Selma, Alabama and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about March 17, 2000.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal I to elect fourteen nominees of the Company's Board of Directors as directors of the Company. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company, M. Scott Patterson, a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share (the "Common Stock"), of the Company. Each share entitles its owner to one vote on all matters. The close of business on March 10, 2000 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 1,050 record holders of the Company's Common Stock as of such date. The number of shares of Common Stock outstanding on March 10, 2000 was 5,148,138. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1999 with the Securities and Exchange Commission ("SEC"). Shareholders may obtain, free of charge, a copy of such Annual Report on Form 10-K by writing M. Scott Patterson, Secretary, at The Peoples BancTrust Company, Inc., P.O. Box 799, Selma, Alabama 36702-0799.


                      PROPOSAL I -- ELECTION OF DIRECTORS

     With respect to the election of directors, each shareholder of record on the voting record date is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     The Articles of Incorporation and Bylaws of the Company each provide that the number of directors of the Company shall be a variable range which is fixed at a minimum number of three and a maximum number of eighteen, the exact number to be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Board of Directors has determined that the number of directors be fourteen persons effective at the Annual Meeting. Directors are elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director.

     At the Annual Meeting fourteen directors will be elected. The Board of Directors has nominated all current directors other than A. D. Lovelady, who has elected not to stand for election at the Annual Meeting, for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the nominees listed below for a one-year term, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     Alabama law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.

Directors

The following table sets forth certain information with respect to the Company's directors and nominees.

                                                              Position(s) Held
Name                          Age(a)      Director Since      with the Company
---------------------------------------------------------------------------------------------
Clyde B. Cox, Jr.              65             1983(b)             Director
John Crear                     63             1998                Director
Arnold B. Dopson               69             1998                Director
Harry W. Gamble, Jr.           63             1974(b)             Director
Ted M. Henry                   61             1968(b)             Director
Elam P. Holley, Jr.            49             1988                Director, President and
                                                                   Chief Operating Officer
Edith Morthland Jones          50             1996                Director
A.D. Lovelady                  70             1978(b)             Director
Richard P. Morthland           58             1977(b)             Chairman of the Board
                                                                   and Chief Executive Officer
Thomas E. Newton               54             1996                Director
Walter Owens                   68             1998                Director
David Y. Pearce                52             1996                Director
C. Ernest Smith                58             1991                Director
Julius E. Talton, Jr.          39             1999                Director
Daniel P. Wilbanks             62             1998                Director

_________________
(a) As of March 1, 2000.
(b) Includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank in 1985. Each director of the Company is also a director of the Bank.

     The principal occupation(s) and business experience for the past five years of each director and nominee are set forth below:

     Clyde B. Cox, Jr. is a surgeon.

     John Crear is retired. Previously, he was President of Crear, Inc., the operator of a convalescent home.

     Arnold B. Dopson was employed by The Bank of Tallassee ("Tallassee Bank") from 1949 until its merger with the Bank in August 1998. He was Chairman of the Board and Chief Executive Officer of Tallassee Bank from 1971 until the merger with the Bank. Mr. Dopson was Chairman of the Board and Chief Executive Officer of Elmore County Bancshares, Inc. ("Elmore County"), the holding company for Tallassee Bank, from 1983 until July 31, 1998 when Elmore County was merged with the Company. Pursuant to the merger agreement with Elmore County, Mr. Dopson was elected to the Board of Directors of the Company.

     Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble, Calame and Wilson, L.L.C.

     Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc.

     Elam P. Holley, Jr. has served as President and Chief Operating Officer of the Bank since 1994. Prior to that he was Executive Vice President and Chief Administrative Officer of the Bank. Mr. Holley served as Secretary of the Company from 1984 until 1997 when he was elected President and Chief Operating Officer of the Company.

     Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Executive Vice President, Investment Officer and Secretary of the Bank and Executive Vice President and Secretary of the Company.

     A. D. Lovelady has served as Chairman of the Board of Lovelady Construction Company, Inc. since January 1996. Prior to that he was President of Lovelady Construction Company, Inc. Subsequent to the Annual Meeting, Mr. Lovelady will become a director emeritus of the Bank.

     Richard P. Morthland has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1994. Prior to that, he was President and Chief Executive Officer of the Bank. Mr. Morthland has served as Chairman of the Board and Chief Executive Officer of the Company since 1997. Prior to that, he was President of the Company. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

     Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

     Walter Owens is an agent with State Farm Insurance.

     David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

     C. Ernest Smith is the Mayor of Greenville, Alabama and owner of the Greenville Shoe Shop.

     Julius E. Talton, Jr. is President of Talton Network Services, Inc., an internet service provider. He is the son of Julius E. Talton, Sr.

     Daniel P. Wilbanks is engaged in the practice of family dentistry in Tallassee, Alabama. Dr. Wilbanks served as a director of Elmore County and Tallassee Bank prior to their merger with the Company and the Bank, respectively. Pursuant to the merger agreement with Elmore County, Dr. Wilbanks was elected to the Board of Directors of the Company.

Directors Emeritus

     Rex J. Morthland is Chairman Emeritus of the Board of Directors of the
Bank.

     Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

     W. Russell Buster, Jr. is retired. Previously he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.

     Julius E. Talton, Sr. is Chairman of the Board of Talton Network Services, Inc.

     Clinton S. Wilkinson, Jr. is a dentist.

Corporate Governance and Other Matters

     The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company at least three days prior to the date of the Annual Meeting. No further nominations shall be accepted, unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the Annual Meeting.

     Effective as of the 2001 annual meeting of the shareholders to be held on or about May 8, 2001, the Company's Bylaws provide that, to be timely, a shareholder's notice of nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder, to be timely, must be so received not later than close of business on the 15th day following the date on which notice is mailed or prior public disclosure is made of the date of the annual meeting. A shareholder's notice of nomination must also set forth certain information specified in the Company's Bylaws concerning the shareholder and each person the shareholder proposes to nominate for election. Shareholder nominations may be proposed by any shareholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Bylaws. To be timely under the Bylaws, nominations by any shareholder eligible to vote at the 2001 annual meeting of the shareholders must be received by the Company on or before April 8, 2001.

     There are no standing committees of the Board of Directors of the Company. The Board of Directors of the Bank carries out many of its duties through committees.

     The Audit and Examination Committee of the Bank's Board of Directors directs and reviews the activities of the internal audit department and reviews the adequacy of internal controls established by the Bank's management. This committee reviews the audit reports of the Company's independent accountants, the independent accountants' letter to management concerning the effectiveness of internal controls and management's response to that letter. In addition, this committee reviews and recommends to the Board of Directors the firm to be engaged as the Bank's independent accountants. During 1999, this committee conducted seven meetings as an audit committee. This committee also reviews the examination reports of the Bank's regulatory agencies and, during 1999, conducted one meeting as an examination committee. Members of this committee are Thomas E. Newton, Julius E. Talton, Jr. and Daniel P. Wilbanks.

     The Compensation Committee of the Bank's Board of Directors makes recommendations concerning salary and discretionary bonuses payable to officers of the Bank. During 1999, it held three meetings. Members of this committee are David Y. Pearce, Walter Owens, Thomas E. Newton and John Crear.

     During the year ended December 31, 1999, the Company's Board of Directors and the Bank's Board of Directors each held 12 meetings. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

Executive Compensation

     Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 1999, 1998 and 1997 to the Chairman and Chief Executive Officer and the other executive officers of the Company and the Bank whose total compensation during the fiscal year exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                       -----------------------------------------
                                           Annual Compensation                      Awards               Payouts
                                  -----------------------------------  -------------------------------   -------
                                                                       Restricted      Securities
Name and                                              Other Annual        Stock        Underlying         LTIP        All Other
Principal Position         Year    Salary    Bonus   Compensation (a)    Award(s)   Options/SARs(#)(b)   Payouts   Compensation(c)
------------------         ----    ------    -----   ----------------    --------   ------------------   -------   ---------------
Richard P. Morthland       1999   $200,000  $37,333       --                 --           5,400             --          $5,387
   Chairman and Chief      1998    176,000   21,128       --                 --           5,400             --           4,901
   Executive Officer of    1997    167,140   23,401       --                 --           4,000             --           3,402
   the Company and
   the Bank
Elam P. Holley, Jr.        1999   $150,000  $28,000       --                 --           3,600             --          $3,850
   President and Chief     1998    126,000   10,081       --                 --           3,600             --           3,482
   Operating Officer       1997    120,000   11,201       --                 --           3,000             --           2,551
   of the Company and
   the Bank
Andrew C. Bearden, Jr.     1999   $ 97,000  $10,347       --                 --           2,700             --          $2,691
   Executive Vice          1998     87,500    5,251       --                 --           2,700             --           2,469
   President and           1997     83,000    5,801       --                 --           2,000             --           1,765
   Chief Financial
   Officer of the
   Company and the
   Bank
John G. Chisolm            1999   $ 98,500  $ 6,567       --                 --           2,700             --          $2,758
   Executive Vice          1998     90,000    5,401       --                 --           2,700             --           2,692
   President of the        1997     86,000    5,940       --                 --           2,000             --           1,804
   Company and the
   Bank
M. Scott Patterson         1999   $ 97,000  $10,347       --                 --           2,700             --          $2,760
   Executive Vice          1998     88,500    5,312       --                 --           2,700             --           2,680
   President and           1997     84,000    5,880       --                 --           2,000             --           1,786
   Secretary of the
   Company and the
   Bank

_________________
(a) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1999, 1998 and 1997 received by the named executive officers did not exceed 10% of the executive's annual salary and bonus.
(b) Award amounts and other data herein have been adjusted for a two-for-one stock split effected through a stock dividend paid in June 1997.
(c) Consists of contributions to the Employee Stock Ownership Plan ("ESOP") and matching contributions under the Company's Section 401(k) qualified employee benefit plan.

Directors' Compensation

     Directors of the Company and the Bank are presently paid $800 per month for service in both capacities and $150 for each committee meeting attended. Directors who are officers of the Company or the Bank (i.e., Messrs. Richard P.
                                                       ---
Morthland, Elam P. Holley, Jr. and Arnold B. Dopson) are not entitled to such fees. See " --Certain Transactions."

     In 1999, each non-employee director of the Company (12 persons) was granted an option under the 1999 Stock Option Plan to purchase 260 shares of Common Stock at an exercise price of $15.375 per share.

Option Grants in Fiscal Year 1999

     The following table contains information concerning the grant of stock options under the 1999 Stock Option Plan to the named executive officers. The 1999 Stock Option Plan does not provide for the grant of stock appreciation rights.

                                                        Individual Grants
                            ----------------------------------------------------------------------
                                Number of          Percent of
                                Securities       Total Options                                      Potential Realizable Value
                                Underlying         Granted to        Exercise or                    at Assumed Annual Rates of
                             Options Granted       Employees in       Base Price        Expiration   Stock Price Appreciation
                            (Number of Shares)     Fiscal Year      ($ per Share)(a)        Date        For Option Term(b)
                            ------------------     ----------       ----------------    ----------  ---------------------------
                                                                                                       5%($)          10%($)
                                                                                                    -----------    ------------
Richard P. Morthland               5,400              21.51%              $21.23          1/19/04      $18,372       $ 53,205
Elam P. Holley, Jr.                3,600              14.34%              $19.30          1/19/09      $43,696       $110,733
Andrew C. Bearden, Jr.             2,700              10.76%              $19.30          1/19/09      $32,772       $ 83,050
John G. Chisolm                    2,700              10.76%              $19.30          1/19/09      $32,772       $ 83,050
M. Scott Patterson                 2,700              10.76%              $19.30          1/19/09      $32,772       $ 83,050

_________________
(a) In each case the exercise price was based on the fair market value of the Common Stock on the date of grant.
(b) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

Year End Option Values

    The following table sets forth information concerning the value of options held by the named executive officers at the end of fiscal year 1999. No options were exercised by the named executive officers during the fiscal year.

                                  Number of Securities             Value of Unexercised
                                 Underlying Unexercised           In-the-Money Options at
                               Options at  Fiscal Year End        Fiscal Year End ($)(a)
                               ---------------------------        ----------------------
                                Exercisable/Unexercisable               Exercisable/
Name                                (Number of Shares)                  Unexercisable
----                                ------------------                  -------------
Richard P. Morthland                  4,000  / 10,800                  $    -- /  $  --
Elam P. Holley, Jr.                   3,000  /  7,200                  $    -- /  $  --
Andrew C. Bearden, Jr.                4,000  /  5,400                  $ 8,360 /  $  --
John G. Chisolm                       4,000  /  5,400                  $ 8,360 /  $  --
M. Scott Patterson                    2,000  /  5,400                  $    -- /  $  --

_________________
(a) Difference between fair market value of underlying Common Stock and the exercise price at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

Pension Plan

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Company's defined benefit pension plan (the "Pension Plan") based upon the Pension Plan formula for specified average Final Compensation and specified years of service.

      Average Final                                                Years of Service
                                            -------------------------------------------------------
      Compensation                             10              20              30             40
      ------------                          ---------       ---------      ---------      ---------
      $  20,000..........................    $ 2,000         $ 4,000        $ 6,000        $ 8,000
         60,000..........................      7,900          15,800         23,600         30,600
         80,000..........................     11,200          22,400         33,500         43,100
         100,000.........................     14,500          29,000         43,400         55,700
         125,000.........................     18,600          37,200         55,800         71,400
         160,000 and above...............     24,400          48,800         73,100         93,300

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $130,000. Also, average final compensation in excess of $160,000 is not covered under the Pension Plan. "Average Final Compensation," which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1999, Messrs. Morthland, Holley, Bearden, Chisolm and Patterson had 36, 26, 14, 20 and 16 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

Report of the Compensation Committee

     As members of the Compensation Committee of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank. All issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their business plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance, the members of the Committee do not make use of a mechanical weighting formula or use specific performance targets, but instead weigh the described factors as they deem appropriate in the total circumstances.

     Base Salary. The 1999 salary levels of the Bank's senior officers (including the named executive officers) were established in 1998 consistent with this compensation policy. In its review of base compensation for 1999, the Committee determined that the performance of Mr. Morthland in managing the Company and the Bank was satisfactory, based upon the 1998 financial performance of the Company, including the growth in assets, income, and capitalization during 1998; the financial performance trends for 1998 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the market area served by the Bank; the Company's planned levels of financial performance for 1999; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Morthland was established at $200,000 per year for 1999, which included a contribution to the Bank's Section 125 "cafeteria" plan and represented an increase of 13.6% over his 1998 base salary.

     Bonuses. Bonuses for 1999 were awarded to executive officers in December 1999 based on the officer's performance and the performance of the Company and the Bank for the year 1999 consistent with the policy described above. A bonus of $37,333 was awarded to Mr. Morthland in 1999. Factors considered by the Committee in its determination of this award included, among others, the growth in total assets and net income.

     Stock Options. The purposes of the 1999 Stock Option Plan are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. The Board of Directors has general responsibility for granting stock options to key employees and administering the 1999 Stock Option Plan. During 1999, incentive stock options for 25,100 shares of Common Stock were granted based on an exercise price of $19.30 per share (the fair market value of the shares on the date of grant), including options for 5,400 shares granted to Mr. Morthland which become exercisable on the date and at the price noted in the table which accompanies this report.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.


                    Harry W. Gamble, Jr., Chairman
                    David Y. Pearce
                    Thomas E. Newton
                    Walter Owens
                    (Compensation Committee at December 31, 1999)

Compensation Committee Interlocks and Insider Participation

     Harry W. Gamble, Jr., a director of the Company and the Bank, is a member of the firm of Gamble, Gamble, Calame and Wilson, L.L.C. which renders legal services to the Company and the Bank. In the year ended December 31, 1999, Mr. Gamble's firm received fees of $197,000 for legal services to the Company and the Bank.

Stock Performance Comparisons

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, compares the cumulative total return on the Common Stock of the Company over the last five years with (1) the NASDAQ, Total U.S. Index, comprised of all U.S. Companies quoted on NASDAQ, and (2) the SNL $500 Million - $1 Billion Asset-Size Bank Index, comprised of publicly traded banks and bank holding companies with total assets between $500 million and $1 billion. Cumulative total return on the Common Stock or the index equals the total increase in value since December 31, 1994 assuming reinvestment of all dividends paid during the applicable period. The graph was prepared assuming that $100 was invested on December 31, 1994 in the Common Stock and the securities included in the indexes. Since June 1994, the Common Stock of the Company has been quoted on the NASDAQ Small Cap Market.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  December 31, 1994 through December 31, 1999

                             [GRAPH APPEARS HERE]

                                                                   Period Ending
                                     ---------------------------------------------------------------------
Index                                 12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
----------------------------------------------------------------------------------------------------------
Peoples BancTrust Company               100.00      145.10      221.53      450.21      312.55      206.77
NASDAQ - Total US                       100.00      141.33      173.89      213.07      300.25      542.43
SNL $500M-$1B Bank Index                100.00      132.76      165.97      269.80      265.28      245.56

Certain Transactions

     The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

     A.D. Lovelady, a director of the Company and the Bank, is Chairman of the Board of Lovelady Construction Company, Inc. which received $895,000 in the year ended December 31, 1999 for construction work for the Bank.

     In connection with the Elmore County acquisition, the Company assumed a salary continuation agreement between Arnold B. Dopson and Tallassee Bank which provides that, if Mr. Dopson retires from active daily employment, he will be paid an annual sum equal to his annual salary for the preceding calendar year for a period of 36 months. If Mr. Dopson were to die before full payment, his beneficiary would be paid for the remaining period. In connection with the Elmore County merger, the Company also entered into an Employment Agreement and

Covenant Not to Compete (the "Employment Agreement") with Mr. Dopson which provides for his employment by the Bank from the effective time of the merger to September 16, 2000 at an annual rate of $115,000. The Employment Agreement provides that he will not be entitled to receive incentive bonuses or director's fees while such salary is being paid, but he will be entitled to participate in the same manner as other employees in the Company's employee benefit programs. Mr. Dopson has agreed that, during his employment under the Employment Agreement and for two years thereafter, he will not be associated in any way with a financial institution doing business within Elmore or Tallapoosa Counties, Alabama or within a 35-mile radius of the Bank's offices, and that he will not solicit customers in such geographic areas.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 10, 2000 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, by each of the named executive officers, and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.


                                   Amount and        Percent of
                              Nature of Beneficial  Common Stock
Name                             Ownership(a)(b)    Outstanding
----                             ---------------    -----------
Clyde B. Cox, Jr.                      14,480             *
John Crear                                487             *
Arnold B. Dopson                      126,175             2.45%
Harry W. Gamble, Jr.                   11,136             *
Ted M. Henry                           15,628             *
Elam P. Holley, Jr.                    26,949             *
Edith Morthland Jones (c)             183,431             3.54%
A. D. Lovelady                         38,756             *
Richard P. Morthland (c)              776,963             15.06%
Thomas E. Newton                        1,400             *
Walter Owens                            7,000             *
David Y. Pearce                         2,280             *
C. Ernest Smith                         2,132             *
Julius E. Talton, Jr.                  26,498             *
Daniel P. Wilbanks                     61,044             1.18%
Andrew C. Bearden, Jr.                 13,931             *
John G. Chisolm                        13,745             *
M. Scott Patterson                    167,920             3.26%
All directors and executive
  officers as a group
  (25 persons) (d)                  1,514,520             29.20%

                                                   (Footnotes on following page)

_________________
*   Less than 1% of the Company's outstanding Common Stock.
(a) For purposes of this table and the table under "Principal Holders of Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of March 10, 2000.
(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 10, 2000, of which Richard P. Morthland, Elam P. Holley, Jr., Andrew C. Bearden, Jr., John G. Chisolm, M. Scott Patterson and all executive officers and directors as a group hold options for 9,400 shares, 6,600 shares, 6,700 shares, 6,700, shares, 4,700 shares and 37,500 shares, respectively. Does not include shares of Common Stock subject to outstanding options granted to executive officers and directors which are not exercisable within 60 days of March 10, 2000, of which Richard P. Morthland, Elam P. Holley, Jr. , Andrew C. Bearden, Jr., John G. Chisolm, M. Scott Patterson and all executive officers and directors as a group hold options for 9,000 shares, 6,000 shares, 4,500 shares, 4,500 shares, 4,500 shares and 48,120 shares, respectively. Each of the Company's non-employee directors (12 persons) held an option for 260 shares which was not exercisable within 60 days of March 10, 2000.
(c) See "Principal Holders of Common Stock."
(d) Includes officers of  the Company and executive officers of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1999, all such filing requirements were complied with, except that reports of four optional cash purchases under the Dividend Reimbursement and Stock Purchase Plan were not filed on a timely basis for Clyde B. Cox, Jr., an initial statement of beneficial ownership of Common Stock was not filed on a timely basis for each of the following persons - Julius E. Talton, Jr., Jeff G. Ratcliffe and James B. Hurst, and a report of the grant of a stock option was not filed on a timely basis for each of the following persons - Clyde B. Cox, Jr., John Crear, Harry W. Gamble, Jr., Ted M. Henry, Edith Morthland Jones, A.
D. Lovelady, Thomas E. Newton, Walter Owens, David Y. Pearce, C. Ernest Smith, Julius E. Talton, Jr., and Daniel P. Wilbanks; but all such reports were subsequently filed.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth information as of March 10, 2000 with respect to the persons believed by the Company to be the beneficial owners of more than 5% of the Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address                         Amount and Nature            Percent of Common
of Beneficial Owner                   of Beneficial Ownership(a)      Stock Outstanding
-------------------                   --------------------------      -----------------
Richard P. Morthland                            776,963 (b)                  15.06%
 310 Broad Street
 Selma, Alabama  36701

Ann Plant Morthland                             428,570 (c)                   8.32%
Rex J. Morthland
 1027 Houston Park
 Selma, Alabama  36701

The Peoples Bank and Trust Company              803,206 (d)                  15.60%
 310 Broad Street
 Selma, Alabama  36701

Regions Financial Corporation                    466,021(e)                   9.05%
 417 North 20th Street
 Birmingham, Alabama  35202

___________________
(a) See Note (a) to the table under "Stock Ownership of Management." Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland is the son of Rex J. and Ann Plant Morthland and the brother of Edith Morthland Jones and Mary Ann Morthland Patterson.
(b) Included in such 776,963 shares are (1) 138,802 shares owned directly by Richard P. Morthland, his spouse and a child; (2) 32,160 shares held by a trust of which Richard P. Morthland is trustee; (3) 553,052 shares held by three trusts of which the Bank is trustee and under which Richard P. Morthland has voting power; and (4) 40,322 shares held by a trust of which Richard P. Morthland is co-trustee with Rex J. Morthland. See Notes (c)(4) and (d) below. Also included in such 776,963 shares are 3,226 shares allocated to the account of Richard P. Morthland under the ESOP and 9,400 shares of Common Stock subject to outstanding options held by Mr. Morthland which are exercisable within 60 days of March 10, 2000. Such 776,963 shares do not include 9,000 shares of Common Stock subject to outstanding options held by Mr. Morthland which are not exercisable within 60 days of March 10, 2000, and 3,072 shares held by Mr. Morthland's son as to which he disclaims beneficial ownership.
(c) Included in such 428,570 shares are (1) 58,048 shares owned directly by Ann Plant Morthland; (2) 103,407 shares owned directly by Rex J. Morthland; (3) 145,856 shares held by a trust of which the Bank is trustee and under which Ann Plant Morthland has voting power; and (4) 120,966 shares held by three trusts of which Rex J. Morthland is co-trustee with Richard P. Morthland, Edith Morthland Jones and Mary Ann Morthland Patterson, each as to 40,322 shares. See Note (b)(4) above.
(d) The Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts the Bank is authorized to dispose of 698,908 shares. Under other trusts the Bank has dispositive power with respect to 100,890 shares of Common Stock and shared voting and dispositive power with respect to 3,408 shares of Common Stock.
(e) Regions Financial Corporation reported sole voting power of 466,021 shares, sole dispositive power of 461,541 shares and shared dispositive power of 4,480 shares. All shares reported are held by affiliate trust departments as fiduciary for various beneficiaries. The account of the Roberts and Mildred Blount Charitable Trust has an interest relating to 5% or more of the Common Stock.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to continue as independent accountants for the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP served as the Company's independent accountants for the year ended December 31, 1999 and has served as the Bank's independent accountants since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

                       CHANGE IN DATE OF ANNUAL MEETINGS

     Historically, annual meetings of the shareholders of the Company and, prior to formation of the Company as a bank holding company, shareholders of the Bank have been held on the second Tuesday of April. Due primarily to the increasing complexity of the Company's financial reporting obligations and the time necessary to complete such reports, the Board of Directors has amended the Company's Bylaws, effective as of the 2001 annual meeting of the shareholders, to provide that the annual meeting of the shareholders of the Company shall be held on the second Tuesday of May of each year or on such other date as the Board of Directors may determine.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the 2001 annual meeting of the shareholders, to be held on or about May 8, 2001, must forward a copy of the proposal or proposals to the Company's principal executive office. Any such proposal or proposals intended to be presented at the 2001 annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by November 17, 2000. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     Effective as of the 2001 annual meeting of the shareholders, the Company's Bylaws provide that due notice of business to be brought before an annual meeting by a shareholder must be delivered to the principal executive offices of the Company not less than 30 nor more than 90 days prior to the meeting, unless notice or prior public disclosure of the date of the meeting occurs fewer than 45 days prior to the date of the meeting, in which event the Bylaws provide that due notice of business to be brought before the meeting by a shareholder must be so received not later than the close of business on the 15th day following the day on which notice of the day of the meeting was mailed or public disclosure was made. A shareholder's notice of new business must also set forth certain information specified in the Company's Bylaws concerning the business the shareholder proposes to bring before the annual meeting. New business may be proposed by any shareholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Bylaws. To be timely under the Bylaws, a shareholder's proposal for new business in connection with the 2001 annual meeting of the shareholders must be delivered on or before April 8, 2001. With respect to the 2001 annual meeting of the shareholders and pursuant to SEC rules, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement and form of proxy, by April 8, 2001, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote such proxy on such matters as determined by the Board of Directors. Under SEC rules, if a shareholder notifies the Company after February 8, 2000 of such shareholder's intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

                              By Order of the Board of Directors



                              M. SCOTT PATTERSON
                              Secretary

Selma, Alabama
March 17, 2000

                      The Peoples BancTrust Company, Inc.

                    310 BROAD STREET, SELMA, ALABAMA 36701
          REVOCABLE PROXY FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
                                APRIL 11, 2000

The undersigned hereby constitutes and appoints Rex J. Morthland, A. D. Lovelady, and George P. Walthall, Sr., and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. (the "Company") to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, April 11, 2000 at 5:30 p.m., local time, and any adjournments thereof, and to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote, upon the following matters.

     1. The Election of Directors: Clyde B. Cox, Jr., John Crear, Arnold B. Dopson, Harry W. Gamble, Jr., Ted M. Henry, Elam P. Holley, Jr., Edith Morthland Jones, Richard P. Morthland, Thomas B. Newton, Walter Owens, David Y. Pearce, C. Ernest Smith, Julius E. Talton, Jr., and Daniel P. Wilbanks.

     2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your
    votes as in this
    example

  The Election of Directors as listed on the front of this card (except as marked to the contrary below).

          FOR           WITHHOLD         FOR ALL EXCEPT
          [_]             [_]                 [_]

          INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For all except" and write that nominee's name in the space below.

          ___________________________________________________

  The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1999, and hereby revolves any proxy heretofore given. This proxy may be rewarded at any time before its exercise.

  DATE: _____________________________________

  SIGNATURE: ________________________________

  SIGNATURE: ________________________________

  If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.


____________________________________________





____________________________________________


  PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.